Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form F-10 (No. 333-272989) and Form  S-8 (Nos. 333-285894 and 333-278868) of Bitfarms Ltd. of our report dated March 31, 2026, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

March 31, 2026